Exhibit 10.18

                           LOAN AND SECURITY AGREEMENT

     This LOAN AND SECURITY AGREEMENT, is entered into as of November 1, 2010 by and among Amincor, Inc., a Nevada corporation ("Amincor"), its wholly-owned subsidiary Baker's Pride, Inc., a Delaware corporation ("Baker's Pride" and together with "Amincor", collectively, the "Borrower"), and Capstone Capital Group, LLC, a Delaware limited liability company ("Lender").

                                    RECITALS

     A. Borrower has requested that Lender provide financial accommodations to Borrower as more fully set forth herein and in the Loan Documents.

     B. This Agreement is entered into and will be performed in the Controlling State.

     NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Parties hereby agree as follows:

                                    AGREEMENT

1. CERTAIN DEFINITIONS AND INDEX TO DEFINITIONS.

     1.1. ACCOUNTING TERMS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP consistently applied.

     1.2. DEFINITIONS. All other terms contained in this Agreement which are not specifically defined herein shall have the meanings provided in the UCC to the extent the same are used herein. All references herein to the singular or plural shall also mean the plural or the singular, respectively. As used herein, the following terms shall have the following meanings:

          1.2.1. "ADVANCES" - see Section 2.1.1 hereof.

          1.2.2. "AGREEMENT" - this Loan and Security Agreement, together with all exhibits and schedules hereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced.

          1.2.3. "ALLOWABLE AMOUNT" - the lesser of (i) the Borrowing Base less Availability Reserves, if any and (ii) the Maximum Amount.

          1.2.4. "ANNIVERSARY DATE" - the date which is three (3) years from the date hereof.

          1.2.5. "AUDIT FEE" - Actual cost of Audit

          1.2.6. "AVAILABILITY RESERVES" - as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Advances which would otherwise be available to Borrower hereunder:

               1.2.6.1. To reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor, or
(iii) the security interest and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof);

               1.2.6.2. To reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect; or

               1.2.6.3. In respect of any state of facts that Lender determined in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

          1.2.7. "AVERAGE UNUSED PORTION OF MAXIMUM AMOUNT" - the Maximum Amount less the average Obligations that were outstanding during the immediately preceding month.

          1.2.8. "BALANCE SUBJECT TO INTEREST" - the unpaid balance of (a) Advances, (b) payments by Lender on account of Letters of Credit, and (c) other payments made by Lender arising hereunder for which Borrower is liable to Lender.

          1.2.9. "BORROWER" - see Preamble hereof.

          1.2.10. "BORROWING BASE" - the sum of:

               1.2.10.1. Eighty percent (80%) of the Net Face Amount of Borrower's Eligible Accounts; plus

               1.2.10.2. Fifty percent (50%) of the value (determined at the lower of cost or market) of Borrower's Eligible Inventory.

          1.2.11. "BORROWING BASE CERTIFICATE" - a request for an Advance, in a form acceptable to Lender.

          1.2.12. "BUSINESS DAY" - any day which is not a Saturday, Sunday, or other day on which national banks are authorized or required to be closed.

          1.2.13. "CLEARANCE DAYS" - Three (3) Business Days.

          1.2.14. "CLEARANCE DAY PAYMENTS" - payments received by Lender, in whatever form and from whatever source, except wire transfers, in reduction of the Obligations,

          1.2.15. "COLLATERAL" - All of Baker's Pride's present and future Accounts, Chattel Paper, Goods (including inventory and Equipment), Instruments, Investment Property, Documents, and General Intangibles, and the proceeds thereof;

          1.2.16. "COLLATERAL MANAGEMENT FEE" - N/A.

          1.2.17. "CONTROLLING STATE" - New York.

          1.2.18. "CREDIT ACCOMMODATION" - any advance or other extension of credit by Lender to or on behalf of Borrower hereunder,

          1.2.19. "DEFAULT RATE" - Six percent (6%) per annum in excess of the Interest Rate or to the maximum extent permitted by applicable law.

          1.2.20. "DELINQUENT ACCOUNT" - see Section 1.2.22.1.

          1.2.21. "EARLY TERMINATION FEE" - N/A.

          1.2.22. "ELIGIBLE ACCOUNT" - an Account, excluding the following:

               1.2.22.1. any Account which remain uncollected for more than ninety (90) days from invoice date (each a "Delinquent Account");

               1.2.22.2. any Account due from an Account Debtor that is insolvent;

               1.2.22.3. any Account due from an Account Debtor affiliated with Borrower in any manner;

               1.2.22.4. any Account which is not unconditionally due and owing;

               1.2.22.5. any Account with respect to which the Account Debtor is not a resident or citizen of, located in, or subject to service of process in, the United States, and which are not either (i) covered by credit insurance in form and amount, and by an insurer, satisfactory to Lender, or (ii) supported by one or more letters of credit issued by a financial institution, acceptable to Lender;

               1.2.22.6. any Account due from an Account Debtor who is any national, federal state or municipal government, including, without limitation, any instrumentality, division, agency, body or department thereof, except where the Account Debtor is bound to make payment directly to Lender;

               1.2.22.7. Accounts due from an Account Debtor as to which one-hundred (100%) percent or more of the aggregate dollar amount of all outstanding Accounts owing from such Account Debtor are Delinquent Accounts;

               1.2.22.8. That portion of Accounts due from an Account Debtor which is in excess of twenty five (25%) percent of Borrower's aggregate dollar amount of all outstanding Accounts Receivable;

               1.2.22.9. Accounts which are not free of all liens, encumbrances, charges, rights and interest of any kind, except in favor of Lender;

               1.2.22.10. Accounts which are supported or represented by a promissory note, postdated check or letter of credit unless Lender holds a first perfected security interest therein;

               1.2.22.11. Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services.

               1.2.22.12. Accounts for which Borrower is or may become indebted to the Account Debtor.

               1.2.22.13. Accounts which are unsuitable as collateral, as determined by Lender in the exercise of its reasonable sole discretion.

          1.2.23. "ELIGIBLE INVENTORY" - Inventory of Borrower which is:

               1.2.23.1. Subject to Lender first, perfected security interest;

               1.2.23.2. [INTENTIONALLY OMITTED]; and

               1.2.23.3. Otherwise acceptable to Lender in its reasonable sole discretion.

          1.2.24. "EVENT OF DEFAULT" - see Section 11 hereof.

          1.2.25. "EVIDENCE OF SPECIAL CREDIT ACCOMMODATION" - see Section 2.2 hereof.

          1.2.26. "GAAP" - means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable as of the date of determination.

          1.2.27. "Guarantor)" - [INTENTIONALLY OMITTED].

          1.2.28. "Guaranty" - [INTENTIONALLY OMITTED],

          1.2.29. "INTEREST RATE" - Eighteen Percent (18%) percent per annum.

          1.2.30. "KEY EMPLOYEES" - N/A

          1.2.31. "LENDER" - See Preamble.

          1.2.32. "LENDING OFFICE" - Lender's office described in the Section 24.1.

          1.2.33. "LOAN DOCUMENTS" - this Agreement, together with any documents, instruments and agreements, executed and/or delivered in connection herewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          1.2.34. "LOAN FEE"-N/A

          1.2.35. "MAXIMUM AMOUNT" - $850,000

          1.2.36. "MINIMUM MONTHLY FEE" - N/A

          1.2.37. "MISDIRECTED PAYMENT FEE" - fifteen percent (15%) of the amount of any payment on an Account where said payment has been received by Borrower and not delivered in kind by Borrower to Lender within three (3) Business Days of receipt thereof.

          1.2.38. "MISSING NOTATION FEE" - fifteen percent (15%) of the Net Face Amount.

          1.2.39. "MONETARY COLLATERAL" - cash, checks or other proceeds of Collateral in tangible form. .

          1.2.40. "NET FACE AMOUNT" - with respect to an Account, the gross face amount of such Account less all trade discounts or other deductions and claims to which the Account Debtor is entitled.

          1.2.41. "OBLIGATED PARTY" - any entity obligated with respect to any Collateral.

          1.2.42. "OBLIGATIONS" - all present and future obligations owing by Borrower to Lender whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any Bankruptcy Case in which Borrower is a debtor, including but not limited to any obligations arising pursuant to letters of credit or acceptance transactions or any other financial accommodations; and all principal, interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Borrower or incurred by Lender in connection with this Agreement and/or the transaction(s) related thereto;

          1.2.43. "OBLIGORS" - Borrower and all Guarantors.

          1.2.44. "PRIME RATE" - N/A

          1.2.45. "SPECIAL CREDIT ACCOMMODATION" - see Section 2.2 hereof.

          1.2.46. "SPECIAL CREDIT ACCOMMODATION FEE" - fifteen percent (15%) percent of the amount of any Special Credit Accommodation.

          1.2.47. "STANDARD FEE SCHEDULE" - the schedule of Lender's standard fees for services.

          1.2.48. "SUBORDINATING CREDITOR" - N/A

          1.2.49. "SUBORDINATION AGREEMENT" - a subordination agreement in form and substance acceptable to Lender whereby Subordinating Creditor subordinates in favor of Lender obligations owed to it by Borrower..

          1.2.50. "TERMINATION DATE" - the earlier of (i) three (3) years from the date hereof, or (ii) the date on which Lender elects to terminate this Agreement pursuant to the terms herein..

          1.2.51. "UCC" - The Uniform Commercial Code in effect in the Controlling State at the date on which a determination thereunder is to be made.

          1.2.52. "UNUSED LINE FEE" - N/A.

          1.2.53. "VALUE OF ELIGIBLE INVENTORY" - means, as determined by Lender in good faith, the lower of (a) cost, computed on a first-in-first-out basis in accordance with GAAP, or (b) market value.

2. CREDIT FACILITIES.

     2.1. ADVANCES Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Termination Date:

          2.1.1. Lender, shall, from time to time, at the request of Borrower, make advances ("Advances") to Borrower, less any Availability Reserves, so long as, before and after such Advance, the Obligations do not exceed the Allowable Amount.

          2.1.2. Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower, reduce the Borrowing Base to the extent that Lender determines in good faith that:

               2.1.2.1. the dilution with respect to the Accounts for any period (based on the ratio of (a) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (b) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels;

               2.1.2.2. the general creditworthiness of Account Debtors has declined; or

               2.1.2.3. The number of days of the turnover of the Inventory for any period has changed in any material respect, or (a) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (b) the nature and quality of the Inventory has deteriorated.

          2.1.3. In determining whether to reduce the Borrowing Base, Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves.

     2.2. SPECIAL CREDIT ACCOMMODATIONS. Lender may, in its sole and absolute discretion, from time to time, extend Credit Accommodations to Borrower in excess of the Allowable Amount (any Credit Accommodation extended pursuant to this Section 2.2 being a "Special Credit Accommodation"). Each Special Credit Accommodation shall be evidenced by a writing in form and substance satisfactory to Lender in its sole discretion (any such writing, an "Evidence of Special Credit Accommodation"). Unless expressly stated to the contrary in any Evidence of Special Credit Accommodation, each Special Credit Accommodation shall be payable on demand.

     2.3. GENERAL PROVISIONS.

          2.3.1. BORROWING BASE CERTIFICATE. Each request from Borrower for a Credit Accommodation shall be accompanied by a Borrowing Base Certificate, completed and signed by Borrower.

          2.3.2. CREDITING BORROWER'S ACCOUNT. All Credit Accommodations by Lender may be made by deposits or transfers to any demand deposit account of Borrower.

          2.3.3. AUTHORIZATION FOR CREDIT ACCOMMODATIONS. Subject to the terms and conditions of this Agreement, Lender is authorized to make Credit
Accommodations:

               2.3.3.1. upon telephonic, facsimile or other instructions received from anyone purporting to be an officer, employee or representative of Borrower; or

               2.3.3.2. At the sole discretion of Lender, and notwithstanding any other provision in this Agreement, if necessary to meet any Obligations, including but not limited to any interest not paid when due.

     2.4. LIMITATIONS ON CREDIT ACCOMMODATIONS. Notwithstanding anything to the contrary contained herein, Lender shall not be obligated to make a Credit Accommodation if, before or as a result thereof, the Obligations shall exceed the Allowable Amount.

3. PAYMENTS BY BORROWER.

     3.1. IN GENERAL.

          3.1.1. Place of Payments. All payments hereunder shall be made by Borrower to Lender at the Lending Office, or at such other place as Lender may designate in writing.

          3.1.2. Prepayments; Application of Payments. Borrower shall have the right to make payments at any time in reduction of the Obligations, in whole or in part; provided, however, that Lender may apply any payments received to the Obligations, or portion thereof, in any manner and in any order as Lender may determine in its sole discretion, notwithstanding contrary instructions received.

          3.1.3. ACH Debits. In order to satisfy any of the Obligations, Lender is hereby authorized by Borrower to initiate electronic debit entries through the ACH or other electronic payment system to any account maintained by Borrower. At the Lender's request, Borrower shall execute and deliver to Lender an authorization agreement for ACH debits.

     3.2. INTEREST AND FEES.

          3.2.1. Interest.

               3.2.1.1. Basic Interest. Subject to Section 3.2.1.2 hereof, interest on the Balance Subject to Interest shall be payable monthly, in arrears, shall be computed at the Interest Rate, and shall be due on the first
(1st) day of each month following the accrual thereof. Lender is authorized to debit Borrower's loan account on the first business day of each month for interest accrued hereunder during the preceding month;

               3.2.1.2. Default Interest. Immediately upon the occurrence of an Event of Default, Borrower shall pay to Lender, monthly until the first (1st) Anniversary Date on which all Obligations have been fully paid, the greater of:

                    3.2.1.2.1. interest, before and after judgment at the higher of:

                         3.2.1.2.1.1. Default Rate; or

                         3.2.1.2.1.2. the greater of:

                              3.2.1.2.1.2.1. the monthly average of all interest
and fees paid by Borrower to Lender hereunder for the preceding one-hundred eighty (180) days (or portion thereof if Obligations have not been outstanding for at least one-hundred eighty (180) days); or

                              3.2.1.2.1.2.2, The Minimum Monthly Fee.

               3.2.1.3. Lender's failure to assess interest at the Default Rate as provided hereunder shall not be deemed a waiver by Lender to charge such Default Rate. Lender reserves the right to, and Borrower hereby acknowledges that Lender may, recalculate interest at the Default Rate.

               3.2.1.4. Calculation of Interest. All interest charged hereunder shall be computed on all Advances, in advance, at a monthly rate of one-twelfth (1/12) of the Interest Rate. At the end of the first thirty (30) days any Advances that remain outstanding, such Advances shall be charged interest in arrears at a weekly rate of one-fifty-second (1/52) of the Interest Rate.

               3.2.1.5. Application of Collections. Lender shall, for the purpose of the computation of interest due hereunder, add the Clearance Days to any Clearance Day Payments, which is acknowledged by the parties to constitute an integral aspect of the pricing of Lender's facility to Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Lender, Should any check or item of payment not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly.

          3.2.2. Fees.

               3.2.2.1. Special Credit Accommodation Fee. Borrower shall pay a Special Credit Accommodation Fee to Lender simultaneously with the making by Lender of a Special Credit Accommodation.

               3.2.2.2. Misdirected Payment Fee. Borrower shall pay the Misdirected Payment Fee to Lender immediately upon its accrual.

               3.2.2.3. Missing Notation Fee. Borrower shall pay the Missing Notation Fee on any invoice that is sent by Borrower to an Account Debtor that does not contain the notice as required by Section 6.1.1 hereof.

               3.2.2.4. Audit Fee. Borrower shall pay an Audit Fee to Lender in connection with each audit Lender performs or causes to be performed hereunder

4. GRANT OF SECURITY INTEREST. To secure the payment and performance in full of the Obligations, the Baker's Pride grants to the Lender a security interest in the Collateral, and all proceeds and products thereof.

5. AUTHORIZATION TO FILE FINANCING STATEMENTS.

     5.1. The Borrower irrevocably authorizes the Lender at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that:

          5.1.1. indicate the Collateral as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail;

          5.1.2. contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization, and any organization identification number issued to the Borrower and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates; and

          5.1.3. contain a notification that the Borrower has granted a negative pledge to the Lender, and that any subsequent lienor may be tortiouously interfering with Lender's rights;

          5.1.4. advises third parties that any notification of Borrower's Account Debtors will interfere with Lender's collection rights.

     5.2. The Borrower agrees to furnish any of the foregoing information to the Lender promptly upon request.

     5.3. The Borrower ratifies its authorization for the Lender to have filed any like initial financing statements or amendments thereto if filed prior to the date hereof.

     5.4. The Lender may add any supplemental language to any such financing statement as Lender may determine to be necessary or helpful in acquiring or preserving rights against third parties.

6. COLLECTION AND ADMINISTRATION OF ACCOUNTS.

     6.1. COLLECTION.

          6.1.1. Borrower shall, place a notification on its invoices sent to its Account Debtors that Monetary Collateral be (or, if received by Borrower, shall cause same to be):

               6.1.1.1. sent to Lender or a post office box designated by or in the name of Lender, or in the name of Borrower, but as to which access is limited solely to Lender: or

               6.1.1.2. Deposited into a bank account maintained in the name of Lender or a blocked bank account under arrangements with the depository bank under which all funds deposited to such blocked bank account are required to be transferred to Lender. In connection therewith, Borrower shall execute such post office box and/or blocked bank account agreements as Lender shall specify.

     6.2. ELECTRONIC PROCEEDS OF COLLATERAL. In the event Borrower receives proceeds of Collateral in the form of wire transfer or other intangible funds transfer mechanism, Borrower shall immediately pay such proceeds to Lender.

     6.3. LENDER'S POWERS. Borrower hereby authorizes Lender, at Borrower's sole expense, to exercise at any time in Lender's discretion all or any of the following powers, which powers are irrevocable until all of the Obligations have been paid in full:

          6.3.1. receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof;

          6.3.2. After an Event of Default:

               6.3.2.1. Take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon any Collateral;

               6.3.2.2. Change the address for delivery of Borrower's mail to Lender and to receive and open mail addressed to Borrower;

               6.3.2.3. Extend the time of payment of, compromise, or settle for cash, credit, return of merchandise, any and all Monetary Collateral and discharge or release any Obligated Party without affecting any of the Obligations;

          6.3.3. execute, file and serve, in its own name or in the name of Borrower, mechanics lien or similar notices, or claims under any payment or performance bond for the benefit of Borrower and

          6.3.4. Pay any sums necessary to discharge any lien or encumbrance which is senior to Lender's security interest in the Collateral, which sums shall be included as Obligations hereunder, and which sums shall accrue interest at the Default Rate until paid in full.

     6.4. RELEASE. Borrower hereby releases and exculpates Lender, its officers, employees, agents, designees, attorneys, and accountants from any liability arising from any acts under this Agreement or in furtherance thereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for gross negligence or willful misconduct. In no event shall Lender have any liability to Borrower for lost profits or other special or consequential damages.

7. CONDITIONS PRECEDENT TO ALL ADVANCES. Subject to the other terms and conditions contained herein, Lender's obligation to make any Credit Accommodation available to Borrower is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such Credit Accommodation, the following conditions precedent:

     7.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in the Loan Documents shall be true and correct in all respects on and as of the date of such Advance.

     7.2. NO EVENT OF DEFAULT. No Event of Default or event that with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date of such Advance.

     7.3. PAYMENT OF ALL FEES. Borrower shall have paid to Lender all accrued and unpaid fees and other amounts due and payable hereunder and pursuant to the terms hereof.

8. AUTHORIZATION TO LENDER. The Borrower irrevocably authorizes Lender to take any and all appropriate action and to execute any and all documents and instruments, in the name of Borrower, that may be necessary or desirable to accomplish the purposes of this Agreement including, BUT NOT LIMITED TO:

     8.1. upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to, or otherwise deal with any of the Collateral in such manner as is consistent with the UCC and as though the Lender were the absolute owner thereof, and to do at the Borrower's expense, all acts which the Lender deems necessary to protect, preserve, or realize upon the Collateral and the Lender's security interest therein, in order to effect the intent of this Agreement, including, without limitation:

     8.2. the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes;

     8.3. the execution, delivery, and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments, or other instruments of conveyance or transfer with respect to such Collateral; or

     8.4, the filing on behalf of Borrower with such governmental authorities as are appropriate such documents (including, without limitation, applications, certificates, and tax returns) as may be required for purposes of having Borrower qualified to transact business in a particular state or geographic location.

9. AFFIRMATIVE COVENANTS. Until full payment of the Obligations and termination of this Agreement, Borrower shall:

     9.1. FINANCIAL STATEMENTS, REPORTS AND CERTIFICATIONS. Furnish to Lender, in form and substance satisfactory to Lender:

          9.1.1. Annual Financial Statements. As soon as possible after the end of each fiscal year of Borrower, and in any event within ninety (90) days thereafter:

               9.1.1.1. a complete copy of Borrower's financial statements, including but not limited to (a) the management letter, if any, (b) the balance sheet as of the close of the fiscal year, and (c) the income statement for such year, together with a statement of cash flows, prepared by a firm of independent certified public accountants of recognized standing and acceptable to Lender, or if permitted by Lender in writing, by Borrower; and

               9.1.1.2, A statement certified by the chief financial officer of Borrower that Borrower is in compliance with all the terms, conditions, covenants and warranties of this Agreement.

          9.1.2. Other Financial Statements. No later than ten (10) days after the close of each month (an "Accounting Period"), Borrower's balance sheet as of the close of such Accounting Period and its income statement for that portion of the then current fiscal year through the end of such Accounting Period certified by Borrower's chief financial officer as being complete, correct, and fairly representing its financial condition and results of operations.

          9.1.3. Tax Returns. Copies of each of Borrower's:

               9.1.3.1. federal income tax returns, and any amendments thereto, within thirty (30) days of the filing thereof with the Internal Revenue Service; and

               9.1.3.2, federal payroll tax returns within ten (10) days of filing, TOGETHER WITH PROOF, SATISFACTORY TO LENDER, THAT ALL TAXES HAVE BEEN PAID.

          9.1.4. Inventory Reports. A listing of all Borrower's Inventory, based upon a physical count taken by Borrower every twelve (12) months and whenever requested by Lender.

     9.2. INSPECTIONS.

          9.2.1. Permit Lender or any representatives thereof, during usual business hours, with reasonable notice to Borrower, to periodically:

               9.2.1.1. have access to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, including Borrower's books and records; and

               9.2.1.2. Permit Lender or its designees to inspect, audit, make copies of, and make extracts from Borrower's books and records as Lender may request.

          9.2.2. Without expense to Lender, Lender may use any of Borrower's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate.

     9.3. EXPENSES.

          9.3.1. Generally. Pay all reasonable out-of-pocket expenses of Lender (including, but not limited to, fees and disbursements of Lender's counsel) incident to (whether by judicial proceedings or otherwise, and whether any resulting dispute resolution procedure involving tort, contract or other claims):

               9.3.1.1. the preparation, negotiation, execution, administration and enforcement of the Loan Documents, any amendments, extensions and renewals thereof, and any other documents prepared in connection with any transactions between Borrower and Lender, whether or not executed;

               9.3.1.2. any expenses incurred by Lender (whether or not for the benefit of Borrower) under this Agreement, including, without limitation, all expenses for postage relating to the mailing of statements, invoices, and verifications, and all expenses relating to any audits of all or any portion of the Collateral;

               9.3.1.3. the protection of Lender's rights under the Loan Documents;

               9.3.1.4. defending against any and all claims against Lender relating to any of its acts of commission or omission directly or indirectly relating to the Loan Documents;

               9.3.1.5. Or in any way arising out of a bankruptcy proceeding commenced by or against Borrower, including but not limited to expenses incurred in enforcing or defending Lender's claims against Borrower or the Collateral, defending any avoidance actions, and expenses related to the administration of said proceeding.

          9.3.2. Indemnification. Indemnify and save Lender harmless from any and all liability with respect to any stamp or other taxes (other than transfer or income taxes) which may be determined to be payable in connection with the execution of the Loan Documents or any action of Lender with respect to the Collateral, including, without limitation, the transfer of the Collateral to Lender's name or that of Lender's nominee or any purchaser at a foreclosure sale.

     9.4. ENFORCEMENT OF JUDGMENTS. Reimburse Lender for all costs and expenses, including attorneys' fees, which Lender incurs in enforcing any judgment rendered in connection with this Agreement. This provision is severable from all other provisions hereof and shall survive, and not be deemed merged into, such judgment.

     9.5. TAXES AND EXPENSES REGARDING BORROWER'S ASSETS.

          9.5.1. Make timely payment or deposit of all taxes, assessments or contributions required of Borrower. If Borrower fails to make any such payment or deposit or furnish proof of such payment immediately upon Lender's request, Lender may, in its sole discretion and without notice to Borrower:

               9.5.1.1. make payment of the same or any part thereof; or

               9.5.1.2. Set up such reserves against the Obligations as Lender deems necessary to satisfy the liability therefore, or both.

          9.5.2. Lender may conclusively rely on statements of the amount owing or other official statements issued by the appropriate governmental agency. Any payment made by Lender shall constitute neither:

               9.5.2.1. an agreement by Lender to make similar payments in the future; nor

               9.5.2.2. A waiver by Lender of any default under the Loan Documents. Lender need not inquire into, nor contest the validity of, any expense, tax, security interest, encumbrance or lien, and the receipt of the usual official notice requiring the payment thereof shall be conclusive evidence that the same was validly due and owing.

     9.6. CHANGE IN NAME. Give Lender written notice immediately upon forming an intention to change its name, state of organization or form of business organization.

     9.7. MAINTENANCE OF INSURANCE. The Borrower will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Borrower will not be deemed a co-insurer under applicable insurance laws, regulations, and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Lender. In addition, all such insurance shall be payable to the Lender under a Lender Loss Payable Endorsement. Without limiting the foregoing, the Borrower will:

          9.7.1. Keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverage and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property;

          9.7.2. Maintain all such workers' compensation or similar insurance as may be required by law;

          9.7.3. Maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death, or property damage occurring, on, in or about the properties of the Borrower; business interruption insurance; and product liability insurance.

10. NEGATIVE COVENANTS. Until full payment of the Obligations and termination of this Agreement, Borrower will not:

     10.1. MODIFY ACCOUNT OBLIGATIONS. After written notice by Lender to Borrower, and automatically, without notice, after an Event of Default, Borrower shall not, without the prior written consent of Lender:

          10.1.1. grant any extension of time for payment of any Accounts;

          10.1.2. compromise or settle any Accounts for less than the full amount thereof;

          10.1.3. release in whole or in part any Account Debtor; or

          10.1.4. Grant any credits, discounts, allowances, deductions, return authorizations, or the like with respect to any Accounts.

     10.2. FINANCIAL COVENANTS.

          10.2.1. Tangible Net Worth. [INTENTIONALLY OMITTED]; or

          10.2.2. Debt-to Worth Ratio. [INTENTIONALLY OMITTED],

11. EVENTS OF DEFAULT. Each of the following events or conditions shall constitute an "Event of Default":

     11.1. Borrower defaults in the payment of any Obligations when due, whether at maturity, upon acceleration, or otherwise;

     11.2. Borrower is in default under any of the Loan Documents;

     11.3. The Obligations at any time exceed the Allowable Amount;

     11.4. An order for relief is entered against any Obligor by any United States Bankruptcy Court; or any Obligor does not generally pay its debts as they become due (within the meaning of 11 U.S.C. 303(h) as at any time amended, or any successor statute thereto); or any Obligor makes an assignment for the benefit of creditors; or any Obligor applies for or consents to the appointment of a custodian, receiver, trustee, or similar officer for it or for all or any substantial part of its assets, or such custodian, receiver, trustee, or similar officer is appointed without the application or consent of any Obligor; or any Obligor institutes (by petition, application, answer, consent, or otherwise) any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application, or otherwise) against any Obligor; or any judgment, writ, warrant of attachment, execution, or similar process shall be issued or levied against a substantial portion of the property of any Obligor;

     11.5. An adverse change occurs with respect to the financial condition or operations of Borrower which results in a material impairment of the prospect of repayment of the Obligations;

     11.6. A sale, hypothecation or other disposition is made of twenty (20%) percent or more of the beneficial interest in any class of voting stock of Borrower;

     11.7. [INTENTIONALLY OMITTED];

     11.8. Any Subordinating Creditor fails to perform or observe any of such Subordinating Creditor's obligations under any Subordination Agreement, or notifies Lender of the Subordinating Creditor's intention to rescind, modify, terminate or revoke the Subordination Agreement with respect to future transactions, or the Subordination Agreement ceases to be in full force and effect for nay reason whatsoever;

     11.9. [INTENTIONALLY OMITTED]

     11.10. Any provision of this Agreement or any of the Loan Documents ceases, for any reason, to be valid and binding on Borrower.

12. REMEDIES.

     12.1. Upon the occurrence of any Event of Default at Lender's option:

          12.1.1. Lender may declare this Agreement and all of Lender's obligations hereunder terminated;

          12.1.2. Lender may declare all Obligations to be immediately due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Lender.

          12.1.3. all Obligations shall accrue interest at the Default Rate; and

          12.1.4. Lender may, immediately and without expiration of any period of grace, enforce payment of all Obligations and exercise any and all other remedies granted to it under the Loan Documents, at law, in equity, or otherwise.

     12.2. BORROWER WAIVES ANY REQUIREMENT THAT LENDER INFORM BORROWER BY AFFIRMATIVE ACT OR OTHERWISE OF ANY ACCELERATION OF BORROWER'S OBLIGATIONS HEREUNDER. FURTHER, LENDER'S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY "DEFAULT" OR "PAST DUE" RATE SHALL NOT BE DEEMED A WAIVER BY LENDER OF ITS CLAIM THERETO.

13. STANDARDS FOR EXERCISING REMEDIES.

     13.1. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Lender:

     13.2. to not incur expenses to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

     13.3. to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of;

     13.4. to fail to exercise collection remedies against Account Debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral;

     13.5. to exercise collection remedies against Account Debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists;

     13.6. to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature;

     13.7. to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature;

     13.8. to dispose of Collateral by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets;

     13.9. to dispose of assets in wholesale rather than retail markets;

     13.10. to disclaim all disposition warranties; or

     13.11. to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral.

     13.12. The Borrower acknowledges that the purpose of this Section 13 is to provide non- exhaustive indications of what actions or omissions by the Lender would not be commercially unreasonable in the Lender's exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained herein shall be construed to grant any rights to the Borrower or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.13.

14. PROCEEDS AND EXPENSES OF DISPOSITIONS The Borrower shall pay to the Lender on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Lender in protecting, preserving, or enforcing the Lender's rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, TO THE EXTENT ACTUALLY RECEIVED IN CASH, be applied to the payment of the Obligations in such order or preference as the Lender may determine, notwithstanding contrary instructions received by Lender from the Borrower or any other third party.

15. LIQUIDATION SUCCESS PREMIUM. [INTENTIONALLY OMITTED]

16. TERMINATION.

     16.1. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect until the Termination Date.

     16.2. Upon the Termination Date, the unpaid balance of the Obligations shall be due and payable without demand or notice.

17. REVOCATION OF BORROWER'S RIGHT TO SELL INVENTORY FREE AND CLEAR OF LENDER'S SECURITY INTEREST. Lender may, upon the occurrence of an Event of Default, revoke Borrower's right to sell Inventory free and clear of Lender's security interest therein.

18. NO LIEN TERMINATION WITHOUT RELEASE. In recognition of Lender's right to have all its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Borrower, Lender shall not be required to record any terminations or satisfactions of any of its liens on the Collateral unless and until each Obligor has executed and delivered to Lender general releases in a form reasonably acceptable to Lender. BORROWER UNDERSTANDS THAT THIS PROVISION CONSTITUTES A WAIVER OF ITS RIGHTS UNDER SS.9-513(C) OF THE UCC.

19. ACCOUNT STATED. Lender shall render to Borrower a statement setting forth the transactions arising hereunder. Each statement shall be considered correct and binding upon Borrower, absent manifest error, as an account stated, except to the extent that Lender receives, within thirty (30) days after the mailing of such statement, written notice from Borrower of any specific exceptions by Borrower to that statement.

20. RETENTION OF RECORDS. Lender shall retain any documents, schedules, invoices or other papers delivered by Borrower only for such period as Lender, at its sole discretion, may determine necessary, after which time Lender may destroy such records without notice to or consent from Borrower.

21. NOTICES TO THIRD PARTIES. Lender shall have the right at any time to give any Subordinating Creditor notice of any fact or event relating to this Agreement, as Lender may deem necessary or desirable in Lender's sole discretion, including, without limitation, Borrower's financial condition. Borrower shall provide to each Subordinating Creditor a copy of each notice, statement or report required to be given to Lender under any of the paragraphs of this section.

22. INFORMATION TO PARTICIPANTS. Lender may furnish any financial or other information concerning Borrower, or any of its subsidiaries, heretofore or hereafter provided by Borrower to Lender, pursuant to this Agreement or otherwise, to any prospective or actual purchaser of any participation or other interest in any loans made by Lender to Borrower (whether under this Agreement or otherwise), or to any prospective purchaser of any securities issued or to be issued by Lender.

23. ENTIRE AGREEMENT. This Agreement supersedes all other agreements and understandings between the parties hereto, verbal or written, express or implied, relating to the subject matter hereof. No promises of any kind have been made by Lender or any third party to induce Borrower to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

24. MISCELLANEOUS.

     24.1. NOTICES.

          24.1.1. All notices required to be given to either party hereunder shall be deemed given upon the first to occur of: (a) deposit thereof in a receptacle under the control of the United States Postal Service; (b) transmittal by electronic means to a receiver under the control of the party to whom notice is being given; or (c) actual receipt by the party to whom notice is being given, or an employee or agent of thereof. For purposes hereof, the addresses of the parties are as set forth below or as may otherwise be specified from time to time in a writing sent by one party to the other in accordance with the provisions hereof:

                                    BORROWER

Address:    3400 Mt. Pleasant St.
            Burlington, IA 52601
Attention:  Ron Danko
Fax Number: 319-753-6485

                                     LENDER

Address:    1350 Avenue of the Americas
            24th Floor
            New York, NY 10019
Attention:  Joseph F. Ingrassia
Fax Number: 347-821-3469

     24.2. SURVIVAL. All representations, warranties and agreements herein contained shall be effective so long as any portion of this Agreement remains executory.

     24.3. AMENDMENT AND WAIVER. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

     24.4. NO WAIVER. No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Lender may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Lender of any breach or default by Borrower hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Lender hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies that Lender would otherwise have. Any waiver, permit, consent or approval by Lender of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

     24.5. CHOICE OF LAW. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Controlling State.

     24.6. WAIVER OF STATUTE OF LIMITATIONS. Borrower waives the pleading of any statute of limitations with respect to any and all actions in connection herewith. To the extent that Borrower may now or in the future have any claim against Lender, arising out of this agreement or the transaction contemplated herein whether in contract or tort or otherwise, Borrower must assert such claim within one year of it accruing. Failure to assert such claim within one year shall constitute of waiver thereof. Borrower agrees that such period is reasonable and sufficient for it to investigate and act upon the claim. This Section shall survive any termination of this agreement. A copy of the waiver may be filed as a written consent in any judicial proceeding.

     24.7. VENUE. The parties agree that any suit, action or proceeding arising out of the subject matter hereof, or the interpretation, performance or breach of this Agreement, shall, if Lender so elects, be instituted in the Federal or state courts of the Controlling State (the "Acceptable Forums"), each party agrees that the Acceptable Forums are convenient to it, and each party irrevocably submits to the jurisdiction of the Acceptable Forums, irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and waives any and all objections to jurisdiction or venue that it may have under the laws of the Controlling State or otherwise in those courts in any such suit, action or proceeding. Should such proceeding be initiated in any other forum, Borrower waives any right to oppose any motion or application made by Lender as a consequence of such proceeding having been commenced in a forum other than an Acceptable Forum.

     24.8. WAIVER OF TRIAL BY JURY. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW

EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.,

BORROWER:                               AMNICOR, INC.


                                        By: /s/ Robert Olsen
                                            ------------------------------------
                                        Name: Robert Olsen
                                        Title: CFO

                                        BAKER'S.PRIDE, INC.


                                        By: /s/ Ronald Danko
                                            ------------------------------------
                                        Name: Ronald Danko
                                        Title: CEO

LENDER:                                 CAPSTONE CAPITAL GROUP, LLC


                                        By: /s/ Joseph F. Ingrassia
                                            ------------------------------------
                                        Name: Joseph F. Ingrassia
                                        Title: MM